Exhibit 99.1

omniQ Announces $1.0 Million Purchase Order

Follow-on order from a $1B plus regional LTL trucking company with over 80 logistic centers in North America

SALT LAKE CITY --OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Supply Chain and Artificial Intelligence (AI)-based solutions has received a $1.0 million purchase order from one of the largest U.S.-based less-than-truckload (LTL) firms. The purchase order calls for additional support services as part of on-going mobility platform upgrade.

The LTL firm has been a customer of omniQ for 20+ years and has been experiencing rapid growth in the transportation and logistics space and has invested further into IT support platforms with OmniQ and Zebra technologies. The follow-on order supports earlier purchases of rugged all-touch computers for workers inside or outside the four walls which allows for complete cellular network flexibility, faster WiFi connections, superior barcode capture, a high quality color rear camera for photos and videos, a front-facing 5MP color camera for video calls and soft keys for one-touch access to the most frequently used features. The state-of-the-art device improves logistics efficiencies by enabling quick and accurate control of shipping/receiving and inventory management, all based on the advanced Android Operating System. This same customer is evaluating additional products and services for driver support and safety as a next generation direction.

Shai Lustgarten, President & CEO at omniQ, commented, “The longevity of our client relationships reflects the quality of our solutions and demonstrates the power of our Fortune 500 customer base and the advantages of our business model. This order comes from a growing and successful customer that has been investing in innovation and efficiencies based on omniQ technology for over two decades. We are grateful for our enduring relationship with top tier customers like this one and many others and look forward to serving them for decades to come.”

About OMNIQ Corp.

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contact:

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

Brett Maas

Hayden IR

(646)-536-7331

brett@haydenir.com

Koko Kimball

(385)-758-9241

kkimball@omniq.com